Exhibit 99.1

Providian Financial Corporation Reports

Earnings Results for the First Quarter 2003

San Francisco, CA, April 24, 2003 – Providian Financial Corporation (NYSE: PVN) today announced net income for the first quarter of 2003 of $4.7 million, or $0.02 per diluted share, compared to net income of $10.0 million, or $0.03 per diluted share, in the first quarter of 2002.

“We are pleased with our performance this quarter which was in line with our expectations despite the uncertain economic environment,” said Joseph Saunders, Providian’s chairman and chief executive officer.  “This quarter we made solid progress on our primary focus of improving the credit quality of our portfolio, as well as continued success in our new account efforts and infrastructure improvements.  We are certainly encouraged by the positive trends we are seeing and are focused on the diligent pursuit of our long term goals.”

First Quarter Highlights

Total net revenues on a reported basis, comprised of reported net interest income and reported non-interest income, totaled $597.9 million in the first quarter of 2003, compared to $1,438.5 million in the first quarter of 2002.  Total net revenues on a managed basis, comprised of net interest income and non-interest income from both reported and securitized loans, totaled $1,136.4 million in the first quarter of 2003, compared to $2,041.5 million in the first quarter of 2002. The decline in both reported and managed revenue in the first quarter of 2003, as compared with the first quarter of 2002, was primarily driven by a reduction in reported and managed receivables due to credit losses and asset dispositions in 2002.  The reported and managed net interest margins on loans in the first quarter of 2003 were 11.50% and 15.41%, compared to 11.56% and 14.45% in the first quarter of 2002, respectively.

Net credit losses in the first quarter of 2003 came in modestly better than the Company’s expectations at $296.1 million on a reported basis and $834.5 million on a managed basis, resulting in reported and managed net credit loss rates of 15.79% and 17.61%, respectively.  These net credit loss rates compare to reported and managed net credit loss rates in the fourth quarter of 2002 of 14.88% and 17.34%, respectively.  The Company’s reported and managed 30+ day delinquency rates at the end of the first quarter of 2003 were 8.76% and 10.31%, respectively, compared to 10.00% and 11.11%, respectively, at the end of the fourth quarter of 2002.

Non-interest expense for the first quarter of 2003 was $328.3 million.  Total non-interest expense in the first quarter included solicitation and advertising costs of $65.4 million.  This compares to total non-interest expense of $547.1 million in the comparable period of 2002.

Loans receivable, as of March 31, 2003, were $7.15 billion on a reported basis and $18.47 billion on a managed basis.  This compares to reported loans receivable and managed loans receivable at December 31, 2002 of $6.91 billion and $19.63 billion, respectively.  Managed loans receivable decreased in the first quarter due to net credit losses and a seasonal increase in payments.  The Company added approximately 600,000 new accounts in the first quarter of 2003 and ended the quarter with approximately 11.7 million customer accounts.

The Company ended the first quarter of 2003 with total equity, including capital securities, of $2.24 billion and an allowance for credit losses of $978.2 million, which together represent 45% of reported loans and 17% of managed loans.  Cash and investments ended the quarter at approximately $6.6 billion, representing approximately 92% of reported loans and approximately 36% of managed loans.

Managed Financial Information

The Company presents financial information on both a reported and managed basis.  “Reported” financial information refers to GAAP financial information while “managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.  The interests the Company retains in the securitized loan balances creates financial exposure to the current and expected cash flows of the securitized loans.  Although the loans sold are not on the Company’s balance sheet, their performance affects the Company’s retained interests in the securitizations as well as its results of operations and its financial position.  In addition, the Company continues to service the securitized loans.

About Providian

San Francisco-based Providian Financial is a leading provider of credit cards and deposit products to customers throughout the U.S.  By combining experience, analysis, technology and outstanding customer service, Providian seeks to build long-lasting relationships with its customers by providing products and services that meet their evolving financial needs.  One of America’s largest bankcard issuers, Providian has over $7 billion in reported receivables and over $18 billion in managed receivables and more than 11 million customer relationships.

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.  Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of the Company and its subsidiaries; and other statements that are not historical fact.  Forward-looking statements are based on certain assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  These risks and uncertainties include, but are not limited to, competitive pressures; factors that affect delinquency rates, credit loss rates and charge-off rates; general economic conditions; consumer loan portfolio growth; changes in the cost and/or availability of funding due to changes in the deposit, credit or securitization markets; changes in the way the Company is perceived in such markets and/or conditions relating to existing or future financing commitments; the effect of government policy and regulation, whether of general applicability or specific to the Company, including restrictions and/or limitations relating to the Company’s minimum capital requirements, deposit taking abilities, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; year-end audit adjustments; changes in accounting rules, policies, practices and/or procedures; the success of product development efforts; legal and regulatory proceedings, including the impact of ongoing litigation; interest rates; one-time charges; extraordinary items; the ability to recruit and replace key personnel; and the impact of existing, modified, or new strategic initiatives.  These and other risks and uncertainties are described in detail in the Company’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2002 under the headings “Cautionary Statement Regard Forward-Looking Information” and “Risk Factors.” Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date thereof.  The Company undertakes no obligation to update any forward-looking statements.

For more information – Investors please call Jack Carsky at 415-278-4977 or Bill Horning at 415-278-4602.

Media, please contact Alan Elias at 415-278-4189 or Laurel Munson at 415-278-4770.

Note:  Investor information is available on Providian Financial’s website at www.providian.com

PROVIDIAN FINANCIAL CORPORATION

FINANCIAL & STATISTICAL SUMMARY

REPORTED FINANCIAL MEASURES

(unaudited)

	2003	2002	2002	2002	2002
(in millions, except per share and employee data)	Q1	Q4	Q3	Q2	Q1
Reported Earnings:
Net Interest Income	$180.4	$186.2	$199.5	$208.4	$325.3
Non-Interest Income	417.5	293.1	465.1	509.9	1,113.2
Total Net Revenue	597.9	479.3	664.6	718.3	1,438.5
Provision for Loan Losses	261.8	139.0	192.4	80.4	880.1
Non-Interest Expense	328.3	320.3	452.2	489.3	547.1
Income From Operations Before Taxes	7.8	20.0	20.0	148.6	11.3
Tax Expense (Benefit)	3.1	7.9	(22.1)	58.7	4.5
Income From Operations	$4.7	$12.1	$42.1	$89.9	$6.8
Income from Discontinued Operations (1)	—	—	—	64.0	3.2
Net Income	$4.7	$12.1	$42.1	$153.9	$10.0
Reported Financial Data:
Quarter:
Net Credit Losses	$296	$299	$244	$269	$413
Quarter End:
Total Loans	$7,147	$6,908	$8,198	$7,513	$9,913
Total Assets	$16,607	$16,710	$17,218	$17,799	$18,729
Total Capital (Includes Capital Securities)	$2,239	$2,243	$2,235	$2,185	$1,994
Total Equity	$2,134	$2,139	$2,131	$2,081	$1,890
Quarter Average:
Total Loans	$7,500	$8,046	$7,305	$7,578	$11,758
Earning Assets	$13,604	$14,236	$15,011	$14,243	$16,427
Total Assets	$16,518	$16,757	$17,384	$18,319	$19,275
Total Equity	$2,088	$2,100	$2,107	$2,008	$1,962
Key Reported Statistics:

Net Interest Margin (Earning Assets)	5.30%	5.23%	5.32%	5.85%	7.92%
Net Interest Margin (Loans)	11.50%	11.02%	12.93%	13.00%	11.56%
Risk-Adjusted Margin (Loans) (2)	17.98%	10.71%	25.02%	25.70%	35.39%
Return on Assets	0.11%	0.29%	0.97%	3.36%	0.21%
Return on Equity	0.90%	2.31%	8.00%	30.64%	2.04%
Allowance as a Percentage of Loans	13.69%	14.67%	15.26%	16.34%	17.06%
Net Credit Loss Rate	15.79%	14.88%	13.38%	14.21%	14.04%
Delinquency Rate (30+ Days)	8.76%	10.00%	8.14%	7.29%	8.32%
Equity to Assets	12.85%	12.80%	12.38%	11.69%	10.09%
Common Share Statistics:
EPS Basic:
EPS — Continuing Operations	$0.02	$0.04	$0.15	$0.32	$0.02
EPS — Discontinued Operations (1)	—	—	—	0.22	0.01
EPS — Basic	$0.02	$0.04	$0.15	$0.54	$0.03

EPS — Diluted: (3)
EPS — Continuing Operations	$0.02	$0.04	$0.15	$0.31	$0.02
EPS — Discontinued Operations (1)	—	—	—	0.22	0.01
EPS — Assuming Dilution	$0.02	$0.04	$0.15	$0.53	$0.03

Book Value Per Share (Period End)	$7.36	$7.39	$7.37	$7.20	$6.54
Total Market Capitalization (Period End)	$1,901	$1,878	$1,417	$1,700	$2,181
Shares Outstanding (Period End)	289.8	289.4	289.2	289.1	288.9
Weighted Average Shares O/S — Basic	286.2	285.4	285.3	284.2	283.9
Weighted Average Shares O/S — Diluted	290.4	289.2	294.1	294.2	288.5

Accounts	11.7	12.0	12.7	12.9	15.0
Employees (FTE)	6,083	6,261	7,331	8,393	10,153

(1)   The Company decided to discontinue its operations in Argentina and the United Kingdom in 2001 and completed the disposition of those operations in the second quarter 2002.  Accordingly, the assets, liabilities, and operating results of its foreign subsidiaries and branches in those locations are reflected as discontinued operations in the statements of financial condition and statements of income.

(2)   Represents reported interest income on loans expressed as a percentage of average reported loans, less reported interest expense expressed as a percentage of average earning assets, less reported credit losses expressed as a percentage of average reported loans plus reported non-interest income expressed as a percentage of average reported loans.

(3)   During the first quarter 2003, and the first and fourth quarters 2002, there was no interest expense add-back because the effect would be antidilutive.  During the second and third quarters 2002, $2 million of interest expense related to the 3.25% Convertible Notes was added back to income.

PROVIDIAN FINANCIAL CORPORATION

FINANCIAL & STATISTICAL SUMMARY

MANAGED FINANCIAL MEASURES

(unaudited)

	2003	2002	2002	2002	2002
(dollars in millions)	Q1	Q4	Q3	Q2	Q1
Managed Net Revenue:
Net Interest Income	$705.5	$734.6	$779.8	$783.2	$962.4
Non-Interest Income	430.9	283.8	444.1	532.6	1,079.1
Total Net Revenue (1)	1,136.4	1,018.4	1,223.9	1,315.8	2,041.5
Managed Financial Data:
Quarter:
Net Credit Losses	$835	$838	$804	$867	$1,016
Quarter End:
Total Loans (2)	$18,470	$19,628	$19,453	$19,639	$22,144
Securitized Loans (3)	$11,323	$12,720	$11,255	$12,126	$12,231
Total Assets (4)	$25,532	$26,543	$26,893	$28,014	$28,994
Total Equity	$2,134	$2,139	$2,131	$2,081	$1,890
Quarter Average:
Total Loans	$18,952	$19,344	$19,237	$19,773	$27,003
Securitized Loans (3)	$11,452	$11,294	$11,932	$12,195	$15,246
Earning Assets	$25,056	$25,534	$26,942	$26,438	$31,673
Total Assets	$25,494	$26,222	$27,511	$28,576	$32,667
Total Equity	$2,088	$2,100	$2,107	$2,008	$1,962
Key Managed Statistics:

Net Interest Margin (Earning Assets) (5)	11.26%	11.51%	11.58%	11.85%	12.15%
Net Interest Margin (Loans) (6)	15.41%	15.67%	16.73%	16.38%	14.45%
Risk-Adjusted Margin (Loans) (7)	6.89%	4.20%	9.25%	9.62%	15.38%
Return on Assets	0.07%	0.18%	0.61%	2.15%	0.12%
Net Credit Loss Rate	17.61%	17.34%	16.71%	17.53%	15.05%
Delinquency Rate (30+ Days)	10.31%	11.11%	11.23%	10.16%	10.22%
Equity to Managed Assets	8.36%	8.06%	7.92%	7.43%	6.52%

(1)   Represents the interest income and non-interest income earned from managed loans receivable and investments less interest expense, including the interest costs payable to securitization investors.

(2)   Represents all loans receivable from customer accounts that are managed by the Company, including the loans receivable reported on the Company’s statements of financial condition and the loans receivable removed or reclassified from the Company’s statements of financial condition through securitizations. Loans receivable amounts exclude estimated uncollectible finance charges and fees.

(3)   Effective December 2002, the Company adopted the accrued interest receivable, or AIR, guidance, resulting in a reclassification of a portion of accrued interest receivable from Reported Loans to Due From Securitizations for the first quarter 2003 and the fourth quarter 2002. Securitized loans for the first quarter 2003 and the fourth quarter 2002 include the AIR reclassification.

(4)   Managed assets represent total assets reported on the Company’s statements of financial condition, plus the loans receivable removed or reclassified from loans receivable on its statements of financial condition through securitizations, less the retained interests from securitizations reported on its statements of financial condition.

(5)   Represents the net interest income earned from our managed earning assets, expressed as a percentage of managed average earning assets.

(6)   Represents the interest income earned from our managed loans receivable, expressed as a percentage of managed average loans receivable, less interest expense on deposits and borrowings, including the interest costs payable to securitization investors, expressed as a percentage of managed average earning assets.

(7)   Represents managed interest income on loans expressed as a percentage of average managed loans, less reported interest expense plus interest costs payable to securitization investors expressed as a percentage of average managed earning assets, less managed credit losses expressed as a percentage of average managed loans plus managed non-interest income expressed as a percentage of average managed loans.

PROVIDIAN FINANCIAL CORPORATION

DELINQUENCY SUMMARY

(unaudited)

Quarterly

	2003		2002		2002		2002		2002
(dollars in thousands)	Q1		Q4		Q3		Q2		Q1
	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans
Reported
Loans outstanding (1) (2)	$7,145,817	100.00%	$6,899,849	100.00%	$8,185,724	100.00%	$7,495,030	100.00%	$10,881,235	100.00%
Loans delinquent
30 - 59 days	$173,449	2.43%	$205,605	2.98%	$243,298	2.97%	$209,450	2.79%	$286,575	2.63%
60 - 89 days	136,652	1.91%	147,057	2.13%	166,733	2.04%	139,787	1.87%	206,075	1.89%
90 or more days	315,630	4.42%	336,979	4.89%	256,676	3.13%	197,206	2.63%	413,163	3.80%

Total	$625,731	8.76%	$689,641	10.00%	$666,707	8.14%	$546,443	7.29%	$905,813	8.32%

Securitized
Loans outstanding (3)	$11,323,170		$12,719,752		$11,255,146		$12,125,831		$12,230,652
Loans delinquent
30 - 59 days	$353,358		$460,295		$432,957		$435,944		$383,750
60 - 89 days	$283,102		$335,700		$335,712		$311,924		$303,679
90 or more days	$642,045		$694,129		$747,759		$699,078		$768,364

Total	$1,278,505		$1,490,124		$1,516,428		$1,446,946		$1,455,793

Managed
Loans outstanding (1)	$18,468,987	100.00%	$19,619,601	100.00%	$19,440,870	100.00%	$19,620,861	100.00%	$23,111,887	100.00%
Loans delinquent
30 - 59 days	$526,807	2.85%	$665,900	3.39%	$676,255	3.48%	$645,394	3.29%	$670,325	2.90%
60 - 89 days	419,754	2.27%	482,757	2.46%	502,445	2.58%	451,711	2.30%	509,754	2.21%
90 or more days	957,675	5.19%	1,031,108	5.26%	1,004,435	5.17%	896,284	4.57%	1,181,527	5.11%

Total	$1,904,236	10.31%	$2,179,765	11.11%	$2,183,135	11.23%	$1,993,389	10.16%	$2,361,606	10.22%

(1)   Excludes the increase in loans receivable resulting from the fair value of designated financial instruments.

(2)   Effective December 2002, the Company adopted the accrued interest receivable, or AIR, guidance, resulting in a reclassification of a portion of accrued interest receivable from Reported Loans to Due From Securitizations during the first quarter 2003 and the fourth quarter 2002.

(3)   Excludes the seller’s interest in the loans receivable transferred to the trust. The senior seller’s interest is an undivided interest  in the trust and is included in reported loans receivable.

Providian Financial Corporation and Subsidiaries

Condensed Consolidated Statements of Financial Condition

	March 31,	December 31,
(dollars in thousands)	2003	2002
	(unaudited)
Assets
Cash and cash equivalents	$490,063	$344,277
Federal funds sold and securities purchased under resale agreements	4,226,000	3,601,000
Investment securities:
Available-for-sale	1,849,754	1,856,607
Loans receivable, less allowance for credit losses of $978,202 at March 31, 2003 and $1,012,461 at December 31, 2002	6,168,418	5,895,296
Premises and equipment, net	108,891	119,260
Interest receivable	58,408	60,841
Due from securitizations	3,015,631	3,723,382
Deferred tax	425,949	487,529
Other assets	263,538	622,197
Total assets	$16,606,652	$16,710,389

Liabilities
Deposits	$12,592,713	$12,708,315

Short-term borrowings	108,722	91,560
Long-term borrowings	760,167	877,238
Deferred fee revenue	170,605	211,978
Accrued expenses and other liabilities	735,705	577,894
Total liabilities	14,367,912	14,466,985

Capital securities	104,332	104,332
Shareholders’ equity	2,134,408	2,139,072
Total liabilities and shareholders’ equity	$16,606,652	$16,710,389

Providian Financial Corporation and Subsidiaries

Condensed Consolidated Statements of Income (unaudited)

	Three months ended March 31,
(dollars in thousands, except per share data)	2003	2002

Interest Income
Loans	$310,340	$488,085
Federal funds sold and securities purchased under resale agreements	9,826	5,609
Other	32,033	38,641
Total interest income	352,199	532,335

Interest Expense
Deposits	161,222	195,303
Borrowings	10,623	11,752
Total interest expense	171,845	207,055
Net interest income	180,354	325,280

Provision for credit losses	261,815	880,079

Net interest income after provision for credit losses	(81,461)	(554,799)

Non-Interest Income
Servicing and securitizations	190,588	320,360
Credit product fee income	200,193	344,927
Other	26,757	447,893
	417,538	1,113,180

Non-Interest Expense
Salaries and employee benefits	96,975	165,018
Solicitation and advertising	65,378	108,682
Occupancy, furniture, and equipment	28,683	53,232
Data processing and communication	30,670	49,286
Other	106,602	170,866
	328,308	547,084
Income from continuing operations before income taxes	7,769	11,297
Income tax (benefit) expense	3,069	4,462
Income from continuing operations after tax	4,700	6,835
Income from discontinued operations - net of related taxes	—	3,184
Net Income	$4,700	$10,019
Earnings per common share - basic
Income from continuing operations	$0.02	$0.02
Income (loss) from discontinued operations - net of related taxes	—	0.01
Net Income	$0.02	$0.03
Earnings per common share - diluted
Income from continuing operations	$0.02	$0.02
Income (loss) from discontinued operations - net of related taxes	—	0.01
Net Income	$0.02	$0.03

Weighted average common shares outstanding - basic (000)	286,187	283,893

Weighted average common shares outstanding - assuming dilution (000)	290,429	288,540

PROVIDIAN FINANCIAL CORPORATION

BANKING SUBSIDIARIES’ CAPITAL RATIOS

Total Risk-Based Capital Ratios as of March 31, 2003  (1)

	Providian	Providian
	National Bank	Bank
Call Report Basis (2)	14.60%	20.50%
Subprime Guidance Basis (excluding AIR) (3)	12.99%	12.42%
Subprime Guidance Basis (including AIR) (4)	11.24%	12.42%

(1) Total risk-based capital (Tier 1 + Tier 2) divided by total risk-weighted assets.

(2) Total risk-based capital ratios as shown on the March 31, 2003 Call Report and includes the accrued interest receivable asset.

(3) Total risk-based capital ratios after applying the increased risk weightings under the Expanded Guidance for Subprime Lending Programs (“Subprime Guidance”).  Excludes the effect of adopting the regulatory guidance on the accrued interest receivable asset.

(4) Total risk-based capital ratios after applying the increased risk weightings under the Subprime Guidance.  Includes the effect of adopting the regulatory guidance on the accrued interest receivable asset. Providian Bank is not affected by the accrued interest receivable guidance.

PROVIDIAN FINANCIAL CORPORATION

FINANCIAL & STATISTICAL SUMMARY

RECONCILIATION OF REPORTED AND MANAGED FINANCIAL MEASURES

	Reported		Managed	Reported		Managed	Reported		Managed
	2003	Securitization	2003	2002	Securitization	2002	2002	Securitization	2002
(dollars in millions)	QTR 01	Adjustment	Qtr 01	Q4	Adjustment	Q4	Q3	Adjustment	Q3
Earnings:
Interest Income Loans	$310.3	$586.0	$896.3	$323.5	$613.2	$936.6	$328.2	$656.2	$984.4
Interest Income Investments (1)	41.9	(13.0)	28.9	42.6	(8.6)	34.1	60.3	(13.2)	47.1
Interest Expense	171.8	47.9	219.7	179.9	56.2	236.1	189.0	62.7	251.7
Net Interest Income	180.4	525.1	705.5	186.2	548.4	734.6	199.5	580.3	779.8
Non-Interest Income (1)	417.5	13.4	430.9	293.1	(9.3)	283.8	465.1	(21.0)	444.1
Total Net Revenue	$597.9	$538.5	$1,136.4	$479.3	$539.1	$1,018.4	$664.6	$559.3	$1,223.9
Financial Data:
Quarter:
Net Credit Losses	$296	$539	$835	$299	$539	$838	$244	$559	$804
Quarter End:
Total Loans	$7,147	$11,323	$18,470	$6,908	$12,720	$19,628	$8,198	$11,255	$19,453
Total Assets	$16,607	$8,925	$25,532	$16,710	$9,833	$26,543	$17,218	$9,675	$26,893
Quarter Average:
Total Loans	$7,500	$11,452	$18,952	$8,046	$11,294	$19,344	$7,305	$11,932	$19,237
Earning Assets	$13,604	$11,452	$25,056	$14,236	$11,298	$25,534	$15,011	$11,932	$26,942
Total Assets	$16,518	$8,976	$25,494	$16,757	$9,465	$26,222	$17,384	$10,127	$27,511

	Reported		Managed	Reported		Managed
	2002	Securitization	2002	2002	Securitization	2002
(dollars in millions)	Q2	Adjustment	Q2	Q1	Adjustment	Q1
Earnings:
Interest Income Loans	$350.5	$654.5	$1,005.0	$488.1	$738.9	$1,227.0
Interest Income Investments (1)	53.9	(14.7)	39.2	44.2	(13.5)	30.7
Interest Expense	196.0	65.0	261.0	207.0	88.3	295.3
Net Interest Income	208.4	574.8	783.2	325.3	637.1	962.4
Non-Interest Income (1)	509.9	22.7	532.6	1,113.2	(34.1)	1,079.1
Total Net Revenue	$718.3	$597.5	$1,315.8	$1,438.5	$603.0	$2,041.5
Financial Data:
Quarter:
Net Credit Losses	$269	$598	$867	$413	$603	$1,016
Quarter End:
Total Loans	$7,513	$12,126	$19,639	$9,913	$12,231	$22,144
Total Assets	$17,799	$10,215	$28,014	$18,729	$10,265	$28,994
Quarter Average:
Total Loans	$7,578	$12,195	$19,773	$11,758	$15,246	$27,003
Earning Assets	$14,243	$12,195	$26,438	$16,427	$15,246	$31,673
Total Assets	$18,319	$10,257	$28,576	$19,275	$13,392	$32,667

(1)     In November 1999, the Emerging Issues Task Force (EITF) of the FASB issued EITF 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." This Pronouncement requires that the holders of retained benefical interests in securitized financial assets, such as the Company, recognize a portion of securitization (non-interest) income as interest income. EITF 99-20 became effective for fiscal quarters beginning after March 15, 2001.

Non-GAAP Managed Financial Information

Loans that have been securitized and sold to third party investors are not considered to be our assets under GAAP and therefore are not shown on our balance sheet. However, the interests we retain in the securitized loan pools create financial exposure to the current and expected cash flows of the securitized loans. Although the loans sold are not on our balance sheet, their performance can affect some or all of our retained interests as well as our results of operations and our financial position. In addition, we continue to service these loans.

Because of this continued exposure and involvement, we use managed financial information to evaluate our historical performance, assess our current condition, and plan our future operations. We believe that managed financial information supplements our GAAP information and is helpful to the reader's understanding of our consolidated financial condition and results of operations. "Reported" financial information refers to GAAP financial information. "Managed" financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.

The Company in its April 24, 2003 earnings call will be disclosing certain projected financial measures relating to expected performance on a managed basis, such as net credit losses, net interest income margin and non-interest income margin.  The Company develops such projections on a managed basis using managed financial information and does not in the normal course derive comparable GAAP projections.  Developing such comparable GAAP projections would be unreasonably burdensome and in the opinion of management such comparable GAAP projections would not provide to the users of the financial information a significant benefit in understanding the Company’s expected future performance.